UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2021

GOSSAMER BIO, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38796	47-5461709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3013 Science Park Road
San Diego, California, 92121

(Address of Principal Executive Offices) (Zip Code)
(858) 684-1300
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOSS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 10, 2021, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Gossamer Bio, Inc. (the “Company”), and pursuant to the amended and restated bylaws of the Company, the Board appointed Sandra Milligan, M.D., J.D. to serve as a Class I director, with an initial term expiring at the Company’s 2022 annual meeting of stockholders. Since June 2020, Dr. Milligan has served the Head of Research and Development of Organon & Co. From January 2015 to June 2020, Dr. Milligan served as Senior Vice President, Global Regulatory Affairs and Clinical Safety at Merck. Dr. Milligan also served as Vice President, Regulatory Affairs at Genentech from 2012 to 2015 and in positions of increasing responsibility across legal and regulatory affairs functions at Amgen from 2002 to 2012.
Pursuant to the Company’s non-employee director compensation program, Dr. Milligan (i) will receive an annual cash retainer of $40,000 for service on the Board, and (ii) was granted on the date of her appointment an option to purchase 47,000 shares of the Company’s common stock, which vests monthly over three years. Dr. Milligan has also entered into the Company’s standard form of Indemnification Agreement, the form of which was filed as Exhibit 10.14 to the Company's Form S-1, filed with the SEC on December 21, 2018, and incorporated herein by reference.
There is no arrangement or understanding between Dr. Milligan and any other person pursuant to which Dr. Milligan was appointed as a director. Dr. Milligan is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board has determined that Dr. Milligan is an independent director in accordance with the listing requirements of the Nasdaq Global Select Market.
On June 14, 2021, the Company issued a press release announcing Dr. Milligan’s appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
Gossamer Bio, Inc. (the “Company”) held its annual meeting of stockholders on June 9, 2021. The following is a brief description of each matter voted upon at the meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.
1.The election of two directors to serve as Class III directors for a three-year term to expire at the 2024 annual meeting of stockholders. The following two Class III directors were re-elected by the votes indicated:

	For	Withheld	Broker Non-Votes
Russell Cox	50,429,483	3,444,291	5,956,299
Renée Galá	50,196,400	3,677,374	5,956,299
2.The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The selection was ratified by the votes indicated:

For	Against	Abstain	Broker Non-Votes
57,127,886	11,192	2,690,995	—
3.The approval, on an advisory basis, of the compensation of the Company's named executive officers. The compensation of the named executive officers was approved, on an advisory basis, by the votes indicated:

For	Against	Abstain	Broker Non-Votes
50,886,375	298,541	2,688,857	5,956,299

4.The stockholders' recommendation, on an advisory basis, regarding the frequency of the stockholder vote to approve the compensation of the named executive officers. The frequency was ratified, on an advisory basis, by the votes indicated:

Every One Year	Every Two Years	Every Three Years	Withheld	Broker Non-Votes
44,151,528	35,195	7,018,004	2,669,046	5,956,299
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 14, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOSSAMER BIO, INC.

Date: June 14, 2021	By:	/s/ Christian Waage
Christian Waage
Executive Vice President & General Counsel

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